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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Aastrom Biosciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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September 5, 2013

Dear Shareholder:

        You are cordially invited to attend a Special Meeting of Shareholders on Monday, October 7, 2013 at 8:30 a.m., local time, at Aastrom Biosciences, Inc.'s headquarters located at 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan, 48105.

        At this Special Meeting, the agenda includes the approval of an amendment to our Restated Articles of Incorporation, as amended (the "Articles") to increase the number of authorized shares of common stock and the approval of the grant of discretionary authority to Aastrom's Board of Directors to amend Aastrom's Restated Articles of Incorporation to effect a reverse stock split of Aastrom's authorized, issued and outstanding common stock at any time within four months after the date shareholder approval is obtained regarding the reverse stock split, at any whole number ratio between one for ten and one for twenty, with the exact exchange ratio and timing of the reverse stock split (if at all) to be determined at the discretion of the Board of Directors (the "Reverse Stock Split"). The Reverse Stock Split will not occur unless the Board of Directors determines that it is in the best interests of Aastrom and its shareholders to implement the Reverse Stock Split. The Board of Directors unanimously recommends that you vote "FOR" the amendment to the Articles and "FOR" the approval of the Reverse Stock Split.

        All shareholders are cordially invited to attend the Special Meeting in person. Enclosed are a Notice of Special Meeting of Shareholders and Proxy Statement describing the formal business to be conducted at the meeting. We are also providing proxy material access to our shareholders via the Internet. According, you can access proxy materials and vote at www.proxyvote.com. Please give the proxy materials your careful attention.

        After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. You may also vote via the Internet or by telephone by following the instructions on your proxy card. In order to vote via the Internet or by telephone, you must have the shareholder identification number which is provided in your Notice. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone. Please review the instructions for each voting option described in this Proxy Statement. Your prompt cooperation will be greatly appreciated.

        The Board of Directors and management team look forward to seeing you at the Special Meeting.

Sincerely,

DOMINICK C. COLANGELO President and Chief Executive Officer

AASTROM BIOSCIENCES, INC.
24 Frank Lloyd Wright Drive, Lobby K
Ann Arbor, MI 48105

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held October 7, 2013

TIME	8:30 a.m., local time, on Wednesday, October 7, 2013
PLACE	Aastrom Biosciences, Inc., 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan, 48105
ITEMS OF BUSINESS
1. To approve an amendment to our Restated Articles of Incorporation, as amended (the "Articles"), to increase the shares of common stock authorized thereunder from 150,000,000 shares to 300,000,000 shares.

2. To approve the grant of discretionary authority to Aastrom's Board of Directors to amend Aastrom's Restated Articles of Incorporation to effect a reverse stock split of Aastrom's authorized, issued and outstanding common stock at any time within four months after the date shareholder approval is obtained regarding the reverse stock split, at any whole number ratio between one for ten and one for twenty, with the exact exchange ratio and timing of the reverse stock split (if at all) to be determined at the discretion of the Board of Directors (the "Reverse Stock Split"). The Reverse Stock Split will not occur unless the Board of Directors determines that it is in the best interests of Aastrom and its shareholders to implement the Reverse Stock Split.
RECORD DATE	You may vote at the Special Meeting of Shareholders if you were a shareholder of record at the close of business on August 28, 2013.
VOTING BY PROXY
If you cannot attend the Special Meeting of Shareholders, you may vote your shares by signing, voting and returning the proxy card to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options as detailed in your Notice and in this Proxy Statement. If you attend the Special Meeting, you may vote in person even if you have previously voted via the Internet, by telephone or by returning your proxy card.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE YOUR PROXY AS INDICATED ABOVE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. PLEASE REVIEW THE INSTRUCTIONS FOR EACH OF YOUR VOTING OPTIONS DESCRIBED IN THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD.

By order of the Board of Directors,

Michael W. Elliston Corporate Secretary Ann Arbor, Michigan September 5, 2013

AASTROM BIOSCIENCES, INC.

24 Frank Lloyd Wright Drive, Lobby K
Ann Arbor, Michigan 48105

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Aastrom Biosciences, Inc., a Michigan corporation, for use at the Special Meeting of Shareholders to be held on Monday, October 7, 2013 at 8:30 a.m., local time, at our headquarters located at 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan, 48105, or at any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement is being made available to all shareholders entitled to vote at the Special Meeting. This Proxy Statement and the form of proxy were first made available to shareholders on or about September 5, 2013. Unless the context requires otherwise, references to "we," "us," "our," and "Aastrom" refer to Aastrom Biosciences, Inc.

GENERAL INFORMATION ABOUT THE MEETING, SOLICITATION AND VOTING

What am I voting on?

        There are two proposals scheduled to be voted on at the Special Meeting of Shareholders:

  1.
  To approve an amendment to our Restated Articles of Incorporation, as amended (the "Articles"), to increase the shares of common stock authorized thereunder from 150,000,000 shares to 300,000,000 shares; and

  2.
  To approve the grant of discretionary authority to Aastrom's Board of Directors to amend Aastrom's Restated Articles of Incorporation to effect a reverse stock split of Aastrom's authorized, issued and outstanding common stock at any time within four months after the date shareholder approval is obtained regarding the reverse stock split, at any whole number ratio between one for ten and one for twenty, with the exact exchange ratio and timing of the reverse stock split (if at all) to be determined at the discretion of the Board of Directors (the "Reverse Stock Split"). The Reverse Stock Split will not occur unless the Board of Directors determines that it is in the best interests of Aastrom and its shareholders to implement the Reverse Stock Split.

Who is entitled to vote?

        Shareholders as of the close of business on August 28, 2013 (the "Record Date") may vote at the Special Meeting of Shareholders. You have one vote for each share of common stock and one vote per 1/1,000 share of Series B-2 preferred stock you held on the Record Date, including shares:

  •
  Held directly in your name as "shareholder of record" (also referred to as "registered shareholder"); and

  •
  Held for you in an account with a broker, bank or other nominee (shares held in "street name"). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

        A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum for the Special Meeting of Shareholders. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. "Broker non-votes" (described below) are also counted as present and entitled to vote for purposes of determining a quorum. As of August 28, 2013, 75,664,079 shares of Aastrom common stock were outstanding and entitled to vote, and 12,308 shares of Series B-2 preferred stock were outstanding and entitled to vote.

How many votes are required to approve each proposal?

        The following explains how many votes are required to approve each proposal, provided that a majority of our shares is present at the Special Meeting of Shareholders (present in person or represented by proxy).

  •
  Approval of the proposal to increase the number of authorized shares of our common stock requires the affirmative vote of a majority of all outstanding shares of common stock (present in person or represented by proxy); and

  •
  Approval of the proposal to effect the Reverse Stock Split requires the affirmative vote of a majority of all outstanding shares of common stock (present in person or represented by proxy).

How are votes counted and who are the proxies?

        You may vote "FOR," "AGAINST" or "ABSTAIN" on each proposal. If you abstain from voting on the proposal to approve the increase in the number of authorized shares of our common stock or the Reverse Stock Split, it will have the same effect as a vote AGAINST the proposal. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted "FOR" each proposal.

        The persons named as attorneys-in-fact in the proxies, Dominick C. Colangelo and Michael W. Elliston, were selected by the Board of Directors and are officers of Aastrom. All properly executed proxies submitted in time to be counted at the Special Meeting will be voted by such persons at the Special Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications.

What is a broker non-vote?

        If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a "broker non-vote"). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted as present for the purpose of determining whether there is a quorum at the Special Meeting of Shareholders, but are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter. Pursuant to applicable rules, brokers will have discretionary authority to vote on the increase the number of authorized shares of our common stock and the approval of the Reverse Stock Split.

How does the Board of Directors recommend that I vote?

        Our Board of Directors recommends that you vote your shares:

  •
  "FOR" the approval to increase the number of authorized shares of our common stock; and

  •
  "FOR" the approval of the Reverse Stock Split.

How do I vote my shares without attending the meeting?

        If you are a shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In any circumstance, you may vote:

  •
  By Mail—You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

  •
  By Internet or Telephone—You may vote by Internet or telephone by following the voting instructions on the proxy card and on www.proxyvote.com or as directed by your broker or other nominee. In order to vote via the Internet or by telephone, you must have the shareholder identification number which is provided in your Notice.

        Internet and telephone voting facilities will close at 11:59 p.m., Eastern Standard Time, on October 6, 2013.

How do I vote my shares in person at the meeting?

        If you are a shareholder of record (also referred to as "registered shareholder") and prefer to vote your shares in person at the meeting, bring proof of identification and request a ballot to vote at the meeting. You may vote shares held in street name only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

        Even if you plan to attend the meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you are unable to attend the meeting.

What does it mean if I receive more than one proxy card?

        It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, vote according to the instructions for each proxy card you receive.

May I change my vote?

        Yes. Whether you have voted by Internet, telephone or mail you may change your vote and revoke your proxy by:

  •
  Sending a written statement to that effect to the Corporate Secretary of Aastrom;

  •
  Voting by Internet or telephone at a later time;

  •
  Submitting a properly signed proxy card with a later date; or

  •
  Voting in person at the Special Meeting of Shareholders.

What are the costs associated with the solicitation of proxies?

        The cost of soliciting proxies will be borne by Aastrom. Aastrom has retained Broadridge Financial Solutions ("Broadridge") to solicit registered shareholders and to request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of Aastrom registered in the names of such persons, at a cost of approximately $60,000, which includes mailing costs and reimbursement of reasonable out-of-pocket expenses. Aastrom may supplement the original solicitation of proxies by Internet, telephone, mail, electronic mail or personal solicitation by our officers, directors, and other regular employees, without additional compensation. Voting results will be tabulated and certified by Broadridge. Aastrom may solicit shareholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of Aastrom registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. Aastrom may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

PROPOSAL 1
PROPOSAL TO AMEND THE ARTICLES
TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

Overview

        Our Board of Directors is proposing to amend our Articles to increase the number of shares of common stock authorized for issuance thereunder from 150,000,000 shares to 300,000,000 shares of common stock, no par value. If the amendment is approved by our shareholders, the amendment will become effective upon the filing of a certificate of amendment with the Michigan Department of Licensing and Regulatory Affairs, which filing is expected to occur promptly after shareholder approval of this Proposal 1.

        The form of amendment to our Articles relating to this Proposal 1 is attached to this proxy statement as Appendix I.

Purpose and Effect of the Amendment

        As of August 23, 2013, we had 99,755 shares of common stock that remained authorized but not issued or reserved for certain purposes. The principal purpose of the proposed amendment to the Articles is to authorize additional shares of common stock that will be available to raise additional capital through the sale of such common stock and to incentivize employees through the issuance of stock incentives. In addition, the additional authorized shares will be available in the event the Board of Directors determines that it is necessary or appropriate to use common stock to acquire another company or its assets, to establish strategic relationships with corporate partners or for other corporate purposes.

        The limited number of remaining available shares has made it difficult for us to raise necessary capital and be responsive to potential investors. We will require substantial additional capital resources in order to conduct our operations, complete our product development programs, complete our clinical trials needed to market our products (including a Phase 2b clinical trial for DCM), and commercialize these products and cell manufacturing facilities. If adequate funds are not available in the future, we may be required to delay or terminate research and development programs, curtail capital expenditures, and reduce business development and other operating activities. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could have a material adverse effect on our business, operating results, financial condition and prospects. Because of our funding requirements, we will try to raise additional capital through additional public or private financings, as well as collaborative relationships, incurring debt and other available sources. The availability of additional authorized shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking shareholder approval in connection with the contemplated issuance of common stock. If the amendment is approved by our shareholders, the Board of Directors does not intend to solicit further shareholder approval prior to any particular issuance of any additional shares of common stock, except as may be required by applicable law.

        The increase in authorized common stock will not have any immediate effect on the rights of existing shareholders. To the extent that additional authorized shares are issued in the future, they may decrease the existing shareholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders. Holders of common stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

        The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us.

        The Board of Directors is not currently aware of any attempt to take over or acquire us. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the number of shares of common stock authorized for issuance under the Articles is not prompted by any specific effort or takeover threat currently perceived by management.

        The additional shares of common stock to be authorized pursuant to the proposed amendment will be of the same class of common stock as is currently authorized under the Articles. These additional shares will be used to issue shares of our common stock in connection with our existing stock option and award plans. In addition, we anticipate raising additional capital through future issuances and sales of shares of our common stock and we intend to use the additional shares of common stock that will be available to undertake any such issuances and sales. Currently, we do not have any specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares.

Vote Required and Board of Director's Recommendation

        The affirmative vote of a majority of our outstanding shares of common stock is required for approval of this Proposal 1. Abstentions will have the same effect as a vote "AGAINST" this Proposal 1. Brokers have discretionary voting power on this Proposal 1 and, accordingly, "broker non-votes" will have no effect on this Proposal 1. If you sign and submit your proxy card without marking your voting instructions, your shares will be voted "FOR" this Proposal 1.

        For the reasons stated above, the Board of Directors believes that the proposed amendment to the Articles is in the best interest of, and advisable to, the shareholders and the Company, and the Board of Directors has approved such amendment. Therefore, the Board of Directors unanimously recommends a vote "FOR" the approval of Proposal 1 to amend the Articles to increase the number of shares of common stock authorized for issuance thereunder from 150,000,000 to 300,000,000 shares.

PROPOSAL 2

PROPOSAL TO APPROVE THE GRANT OF DISCRETIONARY AUTHORITY TO
AASTROM'S BOARD OF DIRECTORS TO AMEND AASTROM'S ARTICLES TO
EFFECT A REVERSE STOCK SPLIT OF AASTROM'S AUTHORIZED, ISSUED
AND OUTSTANDING COMMON STOCK AT ANY TIME WITHIN FOUR MONTHS
AFTER THE DATE SHAREHOLDER APPROVAL IS OBTAINED REGARDING
THE REVERSE STOCK SPLIT, AT ANY WHOLE NUMBER RATIO BETWEEN
ONE FOR TEN AND ONE FOR TWENTY, WITH THE EXACT EXCHANGE RATIO
AND TIMING OF THE REVERSE STOCK SPLIT (IF AT ALL) TO BE DETERMINED
AT THE DISCRETION OF THE BOARD OF DIRECTORS

Overview

        Our Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the shareholders for their approval a proposal to grant discretionary authority to Aastrom's Board of Directors to amend Aastrom's Articles to effect a Reverse Stock Split of Aastrom's issued and outstanding common stock at any time within four months after the date shareholder approval is obtained regarding the Reverse Stock Split, at any whole number ratio between one for ten and one for twenty, with the exact exchange ratio and timing of the Reverse Stock Split (if at all) to be determined at the discretion of the Board of Directors.

        If this proposal is approved by Aastrom's shareholders, Aastrom's Board of Directors will be granted the discretionary authority to select any whole number ratio between one for ten and one for twenty for the Reverse Stock Split, and will be authorized to effect the Reverse Stock Split at any time within four months after the date shareholder approval is obtained, with the exact exchange ratio and timing (if at all) to be determined at the discretion of the Board of Directors. Our Board's decision whether or not (and when) to effect the Reverse Stock Split (and at what whole number ratio to effect the Reverse Stock Split) will be based on a number of factors, including market conditions, existing and anticipated trading prices for our common stock and the continued listing requirements of the NASDAQ Capital Market.

        Shareholder approval is being sought to effect the Reverse Stock Split at any whole number ratio between one for ten and one for twenty in order to provide Aastrom's Board of Directors with the flexibility to determine the ultimate exchange ratio of the Reverse Stock Split, based upon the best interests of the Company and its shareholders.

        If the shareholders approve the Reverse Stock Split, Aastrom reserves the right not to effect the Reverse Stock Split if, subsequently, our Board of Directors does not deem it to be in the best interests of Aastrom and its shareholders. If approved by our shareholders and assuming our Board of Directors determines the Reverse Stock Split to be in the best interests of Aastrom and its shareholders, it is our intention that the Reverse Stock Split would be effected within four months after the date shareholder approval is obtained (if at all).

        The amendment to our Articles relating to this Proposal is attached to this proxy statement as APPENDIX II. The form of the proposed amendment to effect the Reverse Stock Split, as more fully described below, will effect the Reverse Stock Split but will not change the number of authorized shares of preferred stock.

Purpose and Effect of the Amendment

        We are asking shareholders to approve this Proposal for the following reasons:

        Maintain NASDAQ Capital Market Listing.    Our common stock trades on The NASDAQ Capital Market. Our common stock has had a closing bid price below the $1.00 minimum closing bid since March 27, 2013.

        On May 9, 2013, we received a delisting determination letter from The NASDAQ Stock Market indicating that we were not in compliance with the continued listing standards set forth in NASDAQ Marketplace Rule 5550(a)(2) because the bid price of our common stock closed below the required $1.00 per share for the previous 30 consecutive business days. The NASDAQ Stock Market informed us that we have until November 5, 2013 to meet the minimum bid price threshold in order to maintain the listing of our common stock on the NASDAQ Capital Market. We may receive a second 180 day grace period if certain conditions are met. Additionally, the NASDAQ Capital Market rules permit us to appeal to a NASDAQ Hearings Panel.

        We can regain compliance with the minimum closing bid price rule if the bid price of our common stock closes at $1.00 or higher for a minimum of ten consecutive business days, although NASDAQ may, in its discretion, require us to maintain a minimum closing bid price of at least $1.00 per share for a period in excess of ten consecutive business days (but generally no more than 20 consecutive business days) before determining that we have demonstrated the ability to maintain long-term compliance.

        We believe that approval of this Proposal would provide us with the ability to meet the continued listing requirements for the NASDAQ Capital Market. We do not believe that having our common stock delisted from the NASDAQ Capital Market is desirable because, among other things, it could reduce the liquidity of our common stock. Even if our common stock's closing bid price satisfies the minimum closing bid price rule prior to approval of this Proposal, we may still effect the Reverse Stock Split if shareholders approve this Proposal and our Board of Directors determines that effecting the Reverse Stock Split would be in the best interests of Aastrom and its shareholders.

        We also received notice from The NASDAQ Capital Market on May 20, 2013 that we have not maintained a market value of at least $35 million and that we have until November 18, 2013, to meet the market value threshold to maintain the listing of our common stock on The NASDAQ Capital Market. We have filed an Amended and Restated Certificate of Designations, Preferences and Rights of the Company classifying and designating the Series B-1 Non-Voting Convertible Preferred Stock and the Series B-2 Voting Convertible Preferred Stock that we believe will result in a shareholders' deficit of $3,345,000 as of June 30, 2013, which we believe will allow us to meet the market value threshold.

        Financing.    By preserving our NASDAQ Capital Market listing, we can continue to consider and pursue the widest possible range of future financing options to support the development of patient-specific, expanded multicellular therapies for use in the treatment of severe, chronic ischemic cardiovascular diseases. We believe ixmyelocel-T (the generic name for our multicellular therapy) is a disease modifying therapy with multi-functional properties including tissue remodeling, immunomodulation and the promotion of angiogenesis. Our proprietary cell-manufacturing technology enables the manufacture of multicellular therapies, expanded from an adult patient's own bone marrow, to be delivered directly to damaged tissues. Preclinical and clinical data suggest that ixmyelocel-T may be safe and effective in treating patients with severe, chronic ischemic cardiovascular diseases such as advanced heart failure due to dilated cardiomyopathy (DCM), the third leading cause of heart failure, and critical limb ischemia (CLI), the most severe form of peripheral arterial disease (PAD). To move our product through the clinical, regulatory and reimbursement processes, we will need to raise additional capital.

        Being listed on a national securities exchange such as the NASDAQ Capital Market is valued highly by long-term investors such as large institutions that we are trying to attract as investors. A listing on a national securities exchange also has the potential to create better liquidity and reduce volatility for buying and selling shares of stock.

        Increase Our Common Stock Price to a Level More Appealing for Investors.    We believe that the Reverse Stock Split could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower priced securities and that brokerage firms may be reluctant to recommend lower priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore to have less third-party analysis of the company available to investors. We believe that the reduction in the number of issued and outstanding shares of our common stock caused by the Reverse Stock Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Stock Split, may encourage further interest and trading in our common stock and thus possibly promote greater liquidity for our shareholders, thereby resulting in a broader market for our common stock than that which currently exists.

Certain Risks Associated with the Reverse Stock Split

        We believe that the reverse stock split will increase the price level of the Company's common stock in order to, among other things, ensure continued compliance with The NASDAQ Capital Market's minimum bid price listing standard and generate interest in the Company among investors. We cannot assure you, however, that the market price per each share of our common stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. For example, using the closing price of our common stock on August 30, 2013 of $0.27 per share as an example, if our Board of Directors were to implement the Reverse Stock Split at a one for fifteen ratio, we cannot assure you that the post-split market price of our common stock would be or would remain at a price of 15 times greater than $0.27, or $4.05 ($0.27 × 15). In many cases, the market price of a company's shares declines after a reverse stock split. Thus, while our stock price might meet the NASDAQ Stock Market's continued listing requirements for the NASDAQ Capital Market immediately following the Reverse Stock Split, we cannot assure you that it would continue to do so.

        The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

        We also cannot assure you that the Reverse Stock Split will result in per share stock prices that will attract additional investors or increase analyst coverage.

        Shareholders who otherwise would be entitled to receive fractional shares will only be entitled to a cash payment in lieu of such shares and will no longer have any rights as a shareholder with respect to the shares of common stock that would have been exchanged for such fractional shares.

        The exercise price of our outstanding warrants issued on August 16, 2013 is subject to adjustment upon the occurrence of the Reverse Stock Split, if 120% of the closing market price of our common stock during any three trading days after the effective date of the Reverse Stock Split is less than $0.30 per share, as adjusted for stock splits, stock dividends and other similar events. In the event such adjustment is triggered, then the exercise price of such warrants shall be reduced to 125% of the amount of the lowest closing market price of our common stock during such three-day period, provided that the exercise price shall not be reduced to an amount less than 80% of such adjusted per share offering price, subject to certain terms and limitations.

        This proxy statement includes forward-looking statements, including statements regarding our intent to solicit approval of the Reverse Stock Split, the timing and ratio of the Reverse Stock Split and the potential benefits of the Reverse Stock Split, including, but not limited to, the duration and amount of any increase in our common stock price resulting from the Reverse Stock Split and any related increase in investors or analyst coverage. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as "anticipates," "estimates," "plans," "projects," "trends," "opportunity," "comfortable," "current," "intention," "position," "assume," "potential," "outlook," "remain," "continue," "maintain," "sustain," "seek," "achieve," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar words or phrases, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. These risks include, but are not limited to, risks relating to the volatility of our stock price, general market and economic conditions, the future growth of our business, the nature of our shareholders and potential shareholders, and unexpected delays in preparing, filing and mailing definitive proxy materials for the Reverse Stock Split. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this proxy statement and other risk factors that could affect our business, including the risk factors described in the "Risk Factors" sections in our filings with the SEC, including our Form S-1/A filed with the SEC on August 13, 2013.

        Because the factors referred to in the preceding paragraph could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements we make, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Principal Effects of the Reverse Stock Split

        If the shareholders approve this Proposal to authorize our Board of Directors to implement the Reverse Stock Split and our Board of Directors decides to implement the Reverse Stock Split, we will amend the existing provision of our Articles relating to our authorized capital to add the following paragraph at the end thereof:

        "Effective at 5:00 p.m. (EST/EDT), Detroit, Michigan time on the date of filing of the Certificate of Amendment with the State of Michigan, every [ten] ... [twenty] outstanding shares of Common Stock will be combined into and automatically become one share of outstanding Common Stock of the Corporation. The Corporation will not issue fractional shares on account of the foregoing Reverse Stock Split; all shares that are held by a shareholder as of the effective date hereof shall be aggregated and each fractional share resulting from the Reverse Stock Split after giving effect to such aggregation shall be cancelled."

        "In lieu of any interest in a fractional share to which a shareholder would otherwise be entitled as a result of the Reverse Stock Split, such shareholder will be paid a cash amount for such fractional shares equal to the product obtained by multiplying (a) the fraction to which the shareholder would otherwise be entitled by (b) the per share closing price of the Corporation's Common Stock on the trading day immediately prior to the effective time of the Reverse Stock Split, as such price is reported on the NASDAQ Capital Market."

        "The number of authorized shares of common stock shall be reduced to [            ] by virtue of the Certificate of Amendment."

        In the event that Proposal 1 has been approved and effected increasing our authorized shares of common stock, the number of authorized shares of our common stock shall be proportionately reduced by the amount of the Reverse Stock Split that is effected.

        The Reverse Stock Split will be effected simultaneously for all of our then-existing common stock (the "Old Shares") and the exchange ratio will be the same for all of our shares of issued and outstanding common stock. The Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share. Shares of common stock issued pursuant to the Reverse Stock Split (the "New Shares") will remain fully paid and nonassessable. The Reverse Stock Split will not affect our continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. The information in the following table is based on 74,664,079 shares of common stock issued and outstanding as of August 31, 2013.

			Assuming Proposal 1 Does NOT Pass		Assuming Proposal 1 Passes and is Effected
Proposed Reverse Stock Split	Percentage Reduction in the Outstanding Shares of Common Stock	Common Stock Outstanding after the Reverse Stock Split	Common Stock Authorized after the Reverse Stock Split(1)	Post-Split Common Stock Authorized but Unissued after the Reverse Stock Split(1)	Common Stock Authorized after the Reverse Stock Split(2)	Post-Split Common Stock Authorized but Unissued after the Reverse Stock Split(2)
1 for 10	90%	7,466,407	15,000,000	7,533,592	30,000,000	22,533,592
1 for 11	91%	6,787,643	13,636,363	6,848,720	27,272,727	20,485,083
1 for 12	92%	6,222,006	12,500,000	6,277,993	25,000,000	18,777,993
1 for 13	92%	5,743,390	11,538,461	5,795,071	23,076,923	17,333,532
1 for 14	93%	5,333,148	10,714,285	5,381,137	21,428,571	16,095,422
1 for 15	93%	4,977,605	10,000,000	5,022,394	20,000,000	15,022,394
1 for 16	94%	4,666,504	9,375,000	4,708,495	18,750,000	14,083,495
1 for 17	94%	4,392,004	8,823,529	4,431,524	17,647,058	13,255,054
1 for 18	94%	4,148,004	8,333,333	4,185,328	16,666,666	12,518,662
1 for 19	95%	3,929,688	7,894,736	3,965,048	15,789,473	11,859,785
1 for 20	95%	3,733,203	7,500,000	3,766,796	15,000,000	11,266,796

(1)
These columns do not reflect the amendment to the Articles to increase the number of authorized common stock as proposed in Proposal 2.

(2)
These columns reflect the amendment to the Articles to increase the number of authorized common stock as proposed in Proposal 2.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

        If this Proposal is approved by our shareholders and if our Board of Directors concludes that the Reverse Stock Split is in the best interests of Aastrom and its shareholders on a date within four months after shareholder approval is obtained, our Board of Directors will cause the Reverse Stock Split to be implemented at the whole number ratio between one for ten and one for twenty as selected by our Board of Directors in its sole discretion. We will file the Certificate of Amendment with the Michigan Department of Licensing and Regulatory Affairs at such time as our Board of Directors has determined the appropriate effective time for the Reverse Stock Split. Our Board of Directors may delay effecting the Reverse Stock Split without resoliciting shareholder approval to any time within four months after the date shareholder approval is obtained (if at all). The Reverse Stock Split will become effective on the date the Certificate of Amendment is filed with the Michigan Department of Licensing and Regulatory Affairs (the "Split Effective Date"). Beginning on the Split Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

        As soon as practicable after the Split Effective Date, shareholders will be notified that the Reverse Stock Split has been effected. We will retain an exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. Any Old Shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for New Shares. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Fractional Shares

        No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders of record who otherwise would be entitled to receive fractional shares, will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to a cash payment in lieu thereof equal to the fraction to which the shareholder would otherwise be entitled multiplied by the closing price of our common stock, as such price is reported on the NASDAQ Capital Market on the last trading day prior to the Split Effective Date. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

        Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where Aastrom is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Split Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by Aastrom or the Exchange Agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Effect on Options, Warrants and Other Securities

        All outstanding options, warrants and other securities entitling their holders to purchase shares of our common stock would be adjusted as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, the conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the exchange ratio implemented in the Reverse Stock Split.

Accounting Matters

        The Reverse Stock Split will not affect the common stock capital account on our balance sheet. As of the Split Effective Time, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the selected exchange ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. In future financial statements, we will restate net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split to give retroactive effect to the Reverse Stock Split. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

Discretionary Authority of Board of Directors to Abandon Reverse Stock Split

        We reserve the right to abandon the Reverse Stock Split without further action by our shareholders at any time before the effectiveness of the filing with the Michigan Department of Licensing and Regulatory Affairs of the Certificate of Amendment to our Articles, even if the Reverse Stock Split has been authorized by our shareholders at the Special Meeting of Shareholders. By voting in favor of the Reverse Stock Split, you are expressly also authorizing our Board of Directors to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Potential Anti-Takeover Effect

        Although in theory the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of Aastrom with another company), this Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us. Other than this Proposal, our Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to have a potential anti-takeover effect on Aastrom.

No Dissenter's Rights

        Under applicable Michigan law, our shareholders are not entitled to dissenter's rights with respect to the Reverse Stock Split, and we will not independently provide shareholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

        The following is a summary of certain material federal income tax consequences of the Reverse Stock Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which such shareholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") (generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder's own tax advisor with respect to the tax consequences of the Reverse Stock Split.

        Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a shareholder upon such shareholder's exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received in the Reverse Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the shareholder's aggregate tax basis in the Old Shares exchanged therefor. In general, shareholders who receive cash upon redemption of their fractional share interests in the New Shares as a result of the Reverse Stock Split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional interest should be minimal in view of the low value of the fractional interest. The shareholder's holding period for the New Shares will include the period during which the shareholder held the Old Shares surrendered in the Reverse Stock Split.

        Our view regarding the tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each shareholder should consult with such shareholder's own tax advisor with respect to all of the potential tax consequences to such shareholder of the Reverse Stock Split.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of all outstanding shares of common stock to approve the Reverse Stock Split, at the Special Meeting of Shareholders at which a quorum representing a majority of all outstanding shares of common stock of Aastrom is present, either in person or by proxy, is required for approval of this Proposal. If you abstain from voting on this proposal to approve the Reverse Stock Split, it will have the same effect as a vote "AGAINST" the proposal. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted "FOR" this Proposal.

        The Board of Directors unanimously recommends a vote "FOR" the proposal to approve the grant of discretionary authority to Aastrom's Board of Directors to amend the Aastrom's Articles to effect a Reverse Stock Split of Aastrom's issued and outstanding common stock at any time within four months after the date shareholder approval is obtained regarding the Reverse Stock Split, at any whole number ratio between one for ten and one for twenty, with the exact exchange ratio and timing of the Reverse Stock Split (if at all) to be determined at the discretion of the Board of Directors.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of August 31, 2013, or as otherwise set forth below, with respect to the beneficial ownership of Aastrom's common stock by (i) all persons known by Aastrom to be the beneficial owners of more than 5% of the outstanding common stock of Aastrom; (ii) each director and director nominee of Aastrom, (iii) each executive officer of Aastrom named in the Summary Compensation Table, and (iv) all executive officers and directors of Aastrom as a group.

	Shares Owned(1)
Name and Address of Beneficial Owner(2)	Number of Shares	Percentage of Class(3)
Robert L. Zerbe(4)	253,866	*
Ronald M. Cresswell(5)	276,833	*
Alan L. Rubino(6)	256,779	*
Nelson M. Sims(7)	280,978	*
Dominick C. Colangelo(8)	—	*
Daniel R. Orlando(9)	125,000	*
Ronnda L. Bartel(10)	418,103	*
Michael W. Elliston(11)	59,375	*
Eastern Capital Limited(12)	28,057,769	32.3%
Sabby Management, LLC(13)	7,333,000	8.4%
All officers and directors as a group (8 persons and 2 companies)(14)	37,061,703	42.6%

*
Represents less than 1% of the outstanding shares of Aastrom's common stock equivalents.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Except as indicated in the footnotes to this table, to the knowledge of Aastrom, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. The number of shares owned and percentage ownership amounts include shares of restricted stock granted under Aastrom's Amended and Restated 2004 Equity Incentive Plan (the "2004 Plan") and the Aastrom 2009 Omnibus Incentive Plan (the "Incentive Plan"). Pursuant to the rules of the SEC, the number of shares of Aastrom's common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of August 31, 2013.

(2)
The address for each beneficial owner is 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, MI 48105, except Eastern Capital Limited which is P.O. Box 31300, Grand Cayman, KY1-1206 Cayman Islands.

(3)
Calculated on the basis of 74,664,079 shares of common stock plus 12,308 shares of Series B-2 preferred stock on an as converted basis for a total of 86,972,079 common stock equivalents outstanding as of August 31, 2013.

(4)
Includes 252,966 shares issuable upon exercise of options held by Dr. Zerbe that are exercisable within the 60-day period following August 31, 2013.

(5)
Includes 236,833 shares issuable upon exercise of options held by Dr. Cresswell that are exercisable within the 60-day period following August 31, 2013.

(6)
Includes 255,916 shares issuable upon exercise of options held by Mr. Rubino that are exercisable within the 60-day period following August 31, 2013.

(7)
Includes 251,603 shares issuable upon exercise of options held by Mr. Sims that are exercisable within the 60-day period following August 31, 2013.

(8)
Mr. Colangelo does not have any shares issuable upon exercise of options that are exercisable within the 60-day period following August 31, 2013.

(9)
Includes 125,000 shares issuable upon exercise of options held by Mr. Orlando that are exercisable within the 60-day period following August 31, 2013.

(10)
Includes 418,103 shares issuable upon exercise of options held by Dr. Bartel that are exercisable within the 60-day period following August 31, 2013.

(11)
Includes 59,375 shares issuable upon exercise of options held by Mr. Elliston that are exercisable within the 60-day period following August 31, 2013.

(12)
Includes the common share equivalent for 12,308 shares of Series B-2 preferred stock that are convertible into 1,000 common shares for each share of Series B-2 preferred stock and vote on an as converted basis and 7,250,000 of common stock issuable upon exercise of warrants.

(13)
Includes 6,000,000 shares of our common stock held by Sabby Healthcare Volatility Master Fund, Ltd. and 1,333,000 shares held by Sabby Volatility Warrant Master Fund, Ltd. Sabby Management, LLC serves as the investment manager of Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., and Hal Mintz is a manager of Sabby Management, LLC. Each of Sabby Management, LLC and Hal Mintz have the power to direct investments and power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Sabby Management, LLC and Hal Mintz are each deemed to be a beneficial owner of such securities. However, Sabby Management, LLC and Hal Mintz each expressly disclaims beneficial ownership over the securities reported herein except to the extent of its pecuniary interest therein. This information is based solely on information set forth in a Schedule 13G/A filed with the SEC on August 15, 2013.

(14)
Includes 8,849,796 shares issuable upon exercise of options/warrants that are exercisable within the 60-day period following August 31, 2013.

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

        Under Aastrom's Bylaws, in order for business and director nominations to be properly brought before a meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Corporate Secretary of Aastrom. To be timely, such notice must be received at Aastrom's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date Aastrom's proxy statement was released to shareholders in connection with the previous year's Annual Meeting of Shareholders, except that (i) if no Annual Meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

        If none of the events described in (i) through (iii) above occur, then the deadline for submitting shareholder proposals or nominations for directors for inclusion in our proxy statement and form of proxy pursuant to Rule 14a-8 of the SEC's proxy rules for the next Annual Meeting of Shareholders will be January 2, 2014 and shareholder proposals submitted outside the processes of Rule 14a-8 received after January 2, 2014 will be considered untimely under Aastrom's Bylaws. In order to be brought before the next Annual Meeting, any such proposal or nomination must include the relevant information as required under our Bylaws and must otherwise meet applicable requirements of the SEC's proxy rules if such proposal or nomination is to be included in our proxy statement for the next Annual Meeting.

        Shareholder proposals and director nominations should be delivered to: Aastrom Biosciences, Inc., 24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan, 48106, Attention: Secretary. Aastrom recommends that such proposals be sent by certified mail, return receipt requested.

  TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

Michael W. Elliston
Corporate Secretary
September 5, 2013

Appendix I

FORM OF CERTIFICATE OF AMENDMENT
TO THE RESTATED ARTICLES OF INCORPORATION
OF
AASTROM BIOSCIENCES, INC.

        1.     The present name of the corporation is:

          Aastrom Biosciences, Inc.

        2.     The identification number assigned by the Bureau is:

          529-456

        3.     All former names of the corporation are:

          Ann Arbor Stromal, Inc.

        4.     The date of filing the original Articles of Incorporation was:

          March 24, 1989

        5.     The number of shares of common stock authorized pursuant to Article III of the Restated Articles of Incorporation shall be increased to 300,000,000 by virtue of this Certificate of Amendment.

        6.     The foregoing amendment to the Restated Articles of Incorporation was duly adopted on the 7th day of October, 2013 pursuant to the authorization of the shareholders of the corporation on the 7th day of October, 2013 at a special meeting of the corporation's shareholders, where the necessary votes

APPENDIX II

FORM OF CERTIFICATE OF AMENDMENT
TO THE RESTATED ARTICLES OF INCORPORATION

        1.     The present name of the corporation is:

          Aastrom Biosciences, Inc.

        2.     The identification number assigned by the Bureau is:

          529-456

        3.     The following language is hereby added to the end of Article III of the Restated Articles of Incorporation:

          Effective at 5:00 p.m. (EST/EDT), on the date of filing of this Certificate of Amendment with the State of Michigan, every [ten] ... [twenty] outstanding shares of Common Stock will be combined into and automatically become one share of outstanding Common Stock of the Corporation. The Corporation will not issue fractional shares on account of the foregoing reverse stock split; all shares that are held by a shareholder as of the effective date hereof shall be aggregated and each fractional share resulting from the reverse stock split after giving effect to such aggregation shall be cancelled.

          In lieu of any interest in a fractional share to which a shareholder would otherwise be entitled as a result of such reverse stock split, such shareholder will be paid a cash amount for such fractional shares equal to the product obtained by multiplying (a) the fraction to which the shareholder would otherwise be entitled by (b) the per share closing price of the Corporation's Common Stock on the trading day immediately prior to the effective time of the Reverse Stock Split, as such price is reported on the NASDAQ Capital Market.

        4.     The number of authorized shares of common stock shall be reduced to [          ] by virtue of the Certificate of Amendment.

        5.     The foregoing amendment to the Restated Articles of Incorporation was duly adopted on the 7th day of October, 2013, at the Special Meeting of Shareholders, where the necessary votes were cast in favor of the amendment.

Signed this    day of                , 20    .
By:
Name:
Its:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0000184888_1 R1.0.0.51160 AASTROM BIOSCIENCES, INC. ATTN: Michael W. Elliston P.O. BOX 376 ANN ARBOR, MI 48105 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1 and 2. For Against Abstain 1 To amend Aastrom`s Restated Articles of Incorporation, as amended, to increase the number of shares of our common stock authorized for issuance thereunder from 150,000,000 shares to 300,000,000 shares. 2 To approve the grant of discretionary authority to Aastrom`s Board of Directors to amend Aastrom`s Restated Articles of Incorporation to effect a reverse stock split of Aastrom`s authorized, issued and outstanding common stock at any time within four months after the date shareholder approval is obtained regarding the reverse stock split, at any whole number ratio between one for ten and one for twenty, with the exact exchange ratio and timing of the reverse stock split (if at all) to be determined at the discretion of the Board of Directors (the Reverse Stock Split). The Reverse Stock Split will not occur unless the Board of Directors determines that it is in the best interests of Aastrom and its shareholders to implement the Reverse Stock Split. NOTE: In their discretion, the proxies are authorized to vote upon any other matters that are properly brought by or at the direction of the Board of Directors before the Annual Meeting and at any adjournments or postponements thereof. Even if you are planning to attend the meeting in person, you are urged to sign and mail this Proxy in the return envelope so that your stock may be represented at the meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000184888_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is/are available at www.proxyvote.com . AASTROM BIOSCIENCES, INC. Proxy for Special Meeting of Shareholders Solicited by the Board of Directors The undersigned hereby appoints Dominick C. Colangelo and Michael W. Elliston, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock of Aastrom Biosciences, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders of Aastrom to be held at Aastrom's headquarters located at 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan, 48105, on Monday, October 7, 2013 at 8:30 a.m., local time, and at any adjournment thereof (i) as hereinafter specified upon the proposals listed below and as more particularly described in Aastrom's Proxy Statement, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting. The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted "FOR" proposals 1 and 2. If you abstain from voting on proposals 1 and 2 it will have no effect on the voting of the proposal. Continued and to be signed on reverse side Continued and to be signed on reverse side